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                                                                   EXHIBIT 10.22

                      COOPERATION AGREEMENT MOBILE CONTENT

         This Agreement are finally subscribed on the subscription (effective) date by the two parties as follows:

         Party A: Motorola (China) Co., Ltd.

         Address: 108# Jian Guo Road, Chao Yang District, Beijing

         Party B: Beijing AirInBox Information Technologies Co., Ltd

         Address: Room 809, Block A, Yue Tan Building, Yue Tan Bei Jie, Xi Cheng District, Beijing

Whereas

         Party A and Party B agree to take advantage of resources of each Party to establish a strategic cooperation friendship. In the principle of equality, mutual benefits and development, advantage sharing, and making compensation for equal value, regards to the mobile short message, MMS message, Java, and other wireless content, both parties enter into a cooperation agreement as below:

Scope of Cooperation

         Party B shall supply to the mobile phone users of Party A the services as follows: 1) Wireless contents, including short message and the other wireless contents; 2) Wireless value-added services. The Appendix of this Agreement provided the cooperation scope (viz. wireless contents and wireless value-added services). Party A shall provide Party B with the training of mobile application download and the technical support. The detailed rules of this training and technical support refer to Appendix 2 of this Agreement.

The Rights and Obligations of Both Parties

         Party A may promote and advertise the wireless content and the wireless value-added services provided by Party B under this Agreement to the extent of Party A's operation.

         Party B shall be responsible for the smooth access to the wireless channel, technical maintenance, system enlargement, fee settlement, customer services and the market promotion not stipulated in Article 2.1.Party B guarantees that the wireless


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content and the wireless services be in compliance with the related laws, regulations, decrees and administrative orders, and solely assume the corresponding legal liability.

         Party B shall provide Party A with the special massage code (335511) when supplying the wireless content and the wireless value-added services, and shall submit users' statistics of the wireless content and the wireless value-added services to Party A in a fix time every month (the detailed requirement of statistics refer to Appendix 4). Party B shall supply to Party A its search interface to the fee calculation platform (only including the short message services currently) as to insure Party A may search the detailed income and outcome information of users from use the wireless content and the wireless value-added services in any time by multi-method, say time, information category, users' mobile number and etc. Party A is entitled to keep all the materials as the auditing basis.

         Party B shall be responsible to supply all customers' services relating to the wireless content and the wireless value-added services, including but not limited to consultation through hot line or on the Internet. Party B is responsible for all user complains arising from the operation of this Agreement.

Income Allocation

         Based on the cooperation of this agreement, both parties will allocate the income arising from the wireless content and the wireless value-added services stipulated in Article 1.1. This Article will be survived after the expiration or termination of this Agreement. The detailed income allocation is provided in Appendix 3 of this Agreement.

         Both parties shall assume all taxes, not including Party A's sales tax (5.5%) arising from this Agreement, which are levied by P.R.C. Government, or any authorized agent, or any local tax agent pursuant to the tax law.

         If necessary, Party B shall be on behalf of the tax authorities to deduct a corresponding amount from the income allocation to Party A and on behalf of Party A to pay such taxes.

Technology Test

         Both parties shall test and debug all the related technologies and contents under this cooperation Agreement.

         The standards and the training of the technology test and acceptance are stipulated in the Appendix 2 of this Agreement.



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Audit

         Party A may audit the operation records of wireless contents and wireless value-added services provided by Party B when the notice reaches Party three days in advance. Party A is entitled to select an independent qualified audit office to audit the said records. If the user number or the charge amount as indicated in the auditing result is less than the user number or the charge amount reported by Party B, and if the deficiency exceeds 5% of the actual user number or the charge amount, Party B shall assume all the expenses in Party A's auditing, and Party B shall refund Party A in the amount equal to two times of such deficiency.

Intellectual Property

         Any party of this Agreement shall not hold or posses the copyright, patent, trademark or any other intellectual property rights belonging to the other party due to the subscription of this Agreement.

         Unless the prior written notice from the counter-party, any party of this Agreement shall not use the name, trademark, logo, design, or commercial packaging belonging to the other party, including the commercial or corporation name, trade or service logo.

Guarantee, Indemnity, Waiver, Limited Liability

         Party B shall guarantee it posses the legal right and competency to provide the wireless contents and the wireless value-added services, which shall not infringe any third party's intellectual property and not violate the related laws or regulations. And Party B meanwhile guarantee to provide the wireless contents and the wireless value-added services upon the standards both parties agree. If any action arises from the wireless contents and the wireless value-added services, which infringe the copyright or any other intellectual property right, Party B shall, in the event of notification of this action to Party B, agree to defend for Party A and assume the litigation fees and to pay any expense and indemnity fees judged in this action, and guarantee Party A shall not be damaged. Under the request of and in the expenses of Party B, Party A shall reasonably assist Party B in the litigation. If, according to the result of the judgment, the wireless content and the wireless value-added services stipulated in this agreement are forbidden, Party B may select to provide Party A's user with the free wireless content and the free wireless value-added services, or may provide Party A's user with the equal and substituted wireless content and wireless value-added services, and the above guarantee shall be extended to this substituted wireless content and wireless value-added services.


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         Parties shall announce and guarantee (1) the party be authorized to reach this agreement and unnecessary to acquire the ratification and agreement otherwise;(2) the representatives assigned by each party are authorized and subscribe this agreement in its duty;(3) the party know the articles under this agreement are enforceable.

         Parties announces to its counter-party that the information related to this Agreement known and believed by him is actual and accurate, however, no party will assume the liability not due to its willful fault or absence.

         Except for the above announcement and guarantees, any information in this agreement shall be provided originally, any party will not make any express or implied announcement or guarantee to such information. In order for the unrestrictive purpose to establish a sample, any party shall not announce or guarantee the merchantability of the information for the special purpose and the non-infringement of the information to any intellectual property rights.

         Unless violating the confidential clause or breach of the agreement, any party shall not assume the collateral, special, indirect, resulting or penitentiary indemnity, including but not limited to the loss or the income reduction, regardless of breach or tort.

Term and Expiration

         The effective period of this Agreement is one year. Both parties may negotiate the renew or the modification of this Agreement within 30 days before the expiration date.

         If any party (unperformed party) cannot perform its main duty under this agreement, except for any other executable remedies, the other party (performed party) may terminate this Agreement by written notification to the unperformed party, which shall be sent out no less than 7 days in prior and indicate the breach of the unperformed party unless the breach act is redressed and acknowledged by the performed party. If the Agreement is terminated upon this Article, the unperformed party is responsible to minimize the users' loss, and shall assume the liabilities thereof.

         The expiration or termination of this Agreement shall not affect the rights provided in Article 3 of this Agreement.

         When this Agreement is terminated and expired, based on the provision of Article 10 of this Agreement, any party shall return the confidential information in its possession to the other party immediately.

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Confidentiality

         Confidential information indicates to the information disclosed by one party (discloser) to the other party (receiver). If the information is tangible, it shall be marked with the words as "Confidential" or "Exclusive Possession". If it is the visual or the oral information, which is said to be confidential when disclosing, the discloser shall make a written summery and deliver it to the receiver in 30 days after the initial disclosure.

         Within 5 years after the initial disclosure of the confidential information by discloser, the receiver shall not disclose to any third party this confidential information, unless it is necessary for the employee, consultant, or contract party of the receiver (the precondition is that employee, consultant, or contract party agrees to protect this confidential information in writing) to know or understand such confidential information, but such information shall be protected as the own confidential information by the means of reasonable protection measures. Receiver agrees not to split, edit, or counter-engineer any confidential information of Motorola. The receiver understands the use or the release of Motorola's confidential information without authorization will cause economic loss to Motorola. The duty provided in this article will be effective for 5 years after the termination or expiration of this Agreement.

         Any party will not be responsible for the disclosure of confidential information in the following situations:

         The receiver obtains the confidential information in the case that there is no duty of confidentiality for him.

         The confidential information is known to the public, and that knowledge is not coming from any act of receiver.

         The discloser agrees in writing that such information shall not be kept in secret.

         The information comes from the third party without the duty of confidentiality.

         The confidential information is developed solely and independently by the receiver.

         The information is disclosed upon the order of authorities. The receiver only releases the information the order require to disclose, and the receiver shall notify the discloser of the order of authorities so as that the protection order may be obtained from the related authorities by discloser.

         If this Agreement is terminated by any reasons, both parties may immediately return to the other party or destroy the confidential information and make a written confirm.

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General Rules

         This Agreement including appendixes thereof constitute the entire Agreement, which will substitute the prior written or oral communication, negotiation, understandings, agreement or express.

         Both parties recognize that they have sufficient chances to acquire the legal assist and this Agreement is the result of the negotiation by two parties. Any party shall not be deemed as the initial drafter of this Agreement. Any ambiguity of the agreement shall not be deemed as the reason to oppose the other party.

         Unless the formal authorized representatives ratifies and subscribes in writing, no modification or amendment shall be made.

         This Agreement is governed and interpreted by the law of P.R.C.

         Both parties shall make best effort to settle the disputes through friendly negotiation, if any disputes are arising from this Agreement, or the appendix thereto.

         If the disputes cannot be settled by friendly negotiation within 90 days after the written notice of the disputes is sent out, any party may file the disputes to the China International Economic and Trade Arbitration Commission to arbitrate under its arbitration rules. The forum comprises three arbitrators, two of which are appointed by each party respectively. And the third arbitrator is elected by these two parties as the chief arbitrator. Arbitrators shall consider the intents of both parties. The award shall be made upon the applicable law of P.R.C. and the standards and guideline accepted by the international arbitration forum when treating the similar cases.

         The arbitration award is final and binding to both parties, and any party shall not bring action to the court afterwards. Both parties shall perform the arbitration award without any delay. The findings shall include the fee, expenses, and the related issues. The arbitration fee shall be paid by the party indicated in the final arbitration award.

         During the arbitration, except for the parts affected by the arbitration, the provisions and appendixes are still effective, and both parties shall still perform this agreement.

         The title used in this Agreement is only for the convenience of agreement writing, and shall not be used to interpret the rights and obligations under this agreement.

         Without the written consent of the counter-party, any party shall not disclose any clauses or conditions in this Agreement to the third party.

         Neither party will be responsible for the delivery or performance delay caused by the following events out of human beings' control:

         War or military acts;

         Natural calamity, including but not limited to flood, drought, typhoon, earthquake, fire and etc;


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      Strikes or riots;

      International boycott;

      Any other unforeseeable act or event;

      All the notices, requests, requirements, claims and any other communication related to this Agreement shall be made in written forms, and may deliver personally or send by express, registered mail or confirmed facsimiles and get the return receipt. The delivery to the following address is deemed as receipt.

      Party A: Motorola(China) Co., Ltd.

      Address: 108# Jian Guo Road, Chao Yang District, Beijing

      Post Code:100022

      Liaison Officer: Hanqiu Luo

      Tel.: 010-65642475

      Fax.:010-65668466

      Party B: Beijing AirInBox Information Technologies Co., Ltd

      Address: Room 809, Block A, Yue Tan Building, Yue Tan Bei Jie, Xi Cheng District, Beijing

Post Code:100022

      Liaison Officer: Xin Liu

      Tel.: 010-68081818

      Fax.:010-68083118

      Either party may change its address after the written notice is made.

      Without the consent of the counter-party, neither party shall transfer or sub-transfer this Agreement or the rights and obligations under this agreement.

      This Agreement can be subscribed for one original copy or may have several copies of duplicates, and the facsimile subscription will have the equal effect to the original subscription.

      Both parties shall be the independent Agreement party. The partnership, cooperation, joint venture or any other legal relationship does not occurs under this agreement. Neither party may restrict the other party so as to assume the responsibility of the third party.

      If any provisions under this agreement cannot be deemed to be effective and enforceable due to any reason, the other provisions in this Agreement shall not be affected. If the modification and substitution to the ineffective and unenforceable


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provisions are deemed as depriving one party's main interest, the Agreement shall be terminated as soon as possible, and the ineffective and unenforceable provisions shall be substituted by the effective and enforceable provisions, which may actually reflect the intents of both parties.

      This Agreement becomes effective on the date of the subscription by the authorized representatives hereby


Party A:

Authorized Agent: (signature)

Name: /s/ C So

Title:

Date:


Party B:

Authorized Agent: (signature)

Name: /s/ Li Luyi

Title:

Date:

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                                   Appendix 1

           The Wireless Content and the Wireless Value-added Services

------------------------------------------------------------------------------------------------------
          Name of Corporation                            Motorola and KongZhong Network
------------------------------------------------------------------------------------------------------
           Cooperation Scope                              Wireless Value-added Services
------------------------------------------------------------------------------------------------------
           Income Allocation                           WAP                             60%
                                           -----------------------------------------------------------
 Percentage (receivable by Motorola)                   SMS                             50%
                                           -----------------------------------------------------------
                                                       MMS                             50%
------------------------------------------------------------------------------------------------------
   Cooperative Mobile Phone Type              T720, A760, V290, E380, and the new types
                                              etc.
------------------------------------------------------------------------------------------------------
         Content of Cooperation           1   To subscribe the services of WAP, SMS, MMS and JAVA
                                                                  through WAP
------------------------------------------------------------------------------------------------------
                                          2   To promote the above services in the guide book packaged
                                                              with the mobile phone
------------------------------------------------------------------------------------------------------
                                          3   To subscribe the above services through presenting the
                                              Java client in the CD-ROM in the package of the mobile
                                              phone or presetting the Java client in the mobile phone
------------------------------------------------------------------------------------------------------
                                          4                         Miscellaneous
------------------------------------------------------------------------------------------------------
  Subscription Date of Memorandum of
            Understandings
------------------------------------------------------------------------------------------------------
   Subscription Date of Cooperation
               Agreement
------------------------------------------------------------------------------------------------------


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                                   Appendix 2

              Detailed Rules of Training and the Technical Support

      In order to complete the cooperation of two parties in the field of mobile wireless application, Party A shall supply to Party B the technical support and services as follows:

      Party A provide Party B with the technical materials necessary to the information services development of Party A, including the end equipment, memory capability, technical size, the supported format of ring, screen saver, wallpaper and etc.

      In order to assist Party B to debug the program, Party A shall provide Party B the sample files of ring, screen saver, wallpaper and etc. for test and debug.

      In order to assist Party B to develop the information services based on Party A's end equipment, Party A shall provide Party B with develop tools, including Java program software package, TEHME, file transfer and production tools for ring, screen saver, wallpaper.

      Party A shall provide Party B the testing phone, and the handbook thereof.

      After obtaining the technique materials, tool software and the testing phone, Party A will train the engineers from Party B.

      During the development of the information services of Party B, Party A shall supply the consultation to the engineers from Party B, if necessary, shall assist the engineers from Party B to test or debug the application program.

                                   Appendix 3

                                Income Allocation

1. Party B agrees to pay Party A according to the "Percentage of Income Allocation" stipulated in appendix 1 the part that shall be received by Party A from the total income of wireless content and wireless value-added services.

2. Both parties agree that after the termination or expiration of this agreement, if the users in the term of this Agreement still use the wireless content and wireless value-added services, and Party B still have the income from them, Party B shall pay Party A according to Article 3 of this Agreement, and Party A will enjoy all the rights in this appendix.

3.    Both parties agree to calculate the total income in the method as follows:

3.1 Total income of SMS=the base income value of Party B(according to the success state report responded by operator, 98% recorded) *the Allocation Ratio between Party B and operator

      Where

            The Allocation Ratio between Party B and operator

            (1) China Mobile: 85%

                  China Unicom: not applicable by this agreement

3.2 Total income of WAP=All the bookkeeping account receivable of Party B's WAP*95%* The Allocation Ratio between Party B and operator

      Where

            The Allocation Ratio between Party B and operator

            (1) China Mobile: 85%

                  China Unicom: not applicable by this agreement

3.3 Total income of MMS= the base income value of Party B(according to the success state report responded by operator, 90% recorded) *the Allocation Ratio between Party B and operator

      Where

            The Allocation Ratio between Party B and operator

            (1) China Mobile: 85%

                  China Unicom: not applicable by this agreement

3.4 The total income of Party B is the sum of the above income deducting the sales tax

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4.    Both parties agree to balance the income every month. Within 30 days after the end of the month, Party B shall pay Party A's money to the account appointed by Party A, and Party A shall make out an invoice to Party B.

      After Party B received the bills from China Mobile and China Unicom, the fee list of the cooperation project (this fee list is calculated by Party B according to the bills provided by China Mobile and China Unicom, so Party B shall supply vouchers as basis) and the copy of the bills from China Mobile and China Unicom (to verify the actual fee settlement ratio between Party and China Mobile or China Unicom) shall be sent to Party A for verifying. If China Mobile and China Unicom cannot provide the fee bills, the data from Party B shall be used, and Party A may audit any data Party B provide.

      If the fee standards of China Mobile and China Unicom are changed, Party B shall immediately notify Party A in written form. Both parties shall confirm the income allocation calculating method in writings pursuant to the related provisions of China Mobile or China Unicom. The new method of calculation shall be executed from the next month when Party A received notice from Party B.